Exhibit 5.1

April 28, 2023

SilverSun Technologies, Inc.

120 Eagle Rock Avenue

East Hanover, NJ 07936

RE:	Registration on Form S-4

Ladies and Gentlemen,

We have acted as counsel to SilverSun Technologies, Inc. (“SilverSun”) in connection with SilverSun’s Registration Statement on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), in connection with (i) the merger (the “First Merger”) of Rhodium Enterprises Acquisition Corp., a wholly owned subsidiary of SilverSun (“Merger Sub I”) with and into Rhodium Enterprises, Inc.. (“Rhodium”), with Rhodium surviving the merger and becoming a wholly owned subsidiary of SilverSun, and (ii) the merger (the “Second Merger” and together with the First Merger, the “Mergers”) of Rhodium with and into Rhodium Enterprises Acquisition LLC (“Merger Sub II”) with Merger Sub II surviving the merger and becoming a wholly owned subsidiary of SilverSun pursuant to the terms of the Agreement and Plan of Merger dated as of September 29, 2022 among SilverSun, Rhodium, , Merger Sub I and Merger Sub II, as amended (the “Merger Agreement”). Such Registration Statement relates to the registration by SilverSun of 159,100,397 shares of Class A common stock, par value $0.0001 per share, of SilverSun (“SilverSun Class A Common Stock”), consisting of 155,664,204 shares of SilverSun Class A Common Stock to be issued in connection with the Mergers (the “Merger Shares”) and 3,436,193 shares of SilverSun Class A Common Stock that may be issued upon the conversion or exercise of other securities to be issued or assumed in connection with the Mergers (the “Derivative Shares,” together with the “Merger Shares,” the “Shares”).

In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Merger Agreement, (iii) SilverSun’s Certificate of Incorporation, as amended or supplemented from time to time (collectively, the “Charter”), (iv) SilverSun’s Amended and Restated Bylaws, as amended to date (the “Bylaws”), (v) copies of the resolutions of the Board of Directors of SilverSun relating to the Merger, the Merger Agreement, the Registration Statement and the issuance of the Shares thereunder (the “Resolutions”), and (vi) such other statutes, certificates, instruments and documents as we have deemed necessary or advisable for the purpose of rendering the opinion set forth herein.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, that the persons identified as officers are actually serving as such and that any certificates representing the Shares are properly executed by one or more such persons, the conformity with originals of all documents submitted to us as certified, photostatic or facsimile copies or portable document file (“pdf”) or other electronic image format copies (and the authenticity of the originals of such copies), the enforceability against each of the parties thereto of the Merger Agreement, that there has been no waiver of any provision of any of the documents we have reviewed in connection with this opinion, by action or omission of the parties or otherwise, that all documents submitted to us and public records we reviewed or relied upon are accurate and complete, and that the Charter, the Bylaws and the Resolutions will not have been amended or rescinded after the date of effectiveness of the Registration Statement but prior to the time that the Merger is effective and the Shares are issued and the Resolutions are and will be at such time in full force and effect.

We have also assumed that (i) the Registration Statement and any amendment thereto will have become effective and will remain effective at the time of the issuance of the Shares thereunder, (ii) the joint proxy statement/prospectus describing the Shares will be filed with the Commission to the extent required by applicable law and relevant rules and regulations of the Commission, (iii) at the time of the issuance of the Shares, SilverSun will record or cause to be recorded in its stock ledger the name of the persons to whom such Shares are issued, (iv) SilverSun will remain duly organized, validly existing and in good standing under the Delaware Corporation Law at the time any Shares are issued, (v) as to all acts undertaken by any governmental authority, and of those persons purporting to act in any governmental capacity, the persons acting on behalf of the governmental authority have the power and authority to do so, and all actions taken by such persons on behalf of such governmental authority are valid, legal and sufficient, and (vi) all representations, warranties, certifications and statements with respect to matters of fact and other factual information (a) made by public officers, (b) made by officers or representatives of SilverSun, and (c) in any documents we have reviewed are accurate, true, correct and complete in all material respects.

As to any facts material to our opinion set forth below, without undertaking to verify the same by independent investigation, we have relied exclusively upon the documents reviewed by us, the statements and information set forth in such documents, statements made to us by officers of SilverSun, and the additional matters recited or assumed in this letter, all of which we assume to be true, complete and accurate in all respects.

Based upon the foregoing and subject to the qualifications, limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that, when the Commission has declared the Registration Statement effective, the stockholders of SilverSun have approved the SilverSun Certificate of Amendment creating the SilverSun Class A Common Stock, the stockholders of SilverSun have approved the issuance of the Shares in connection with the transactions contemplated by the Merger Agreement, the stockholders of SilverSun have approved the Merger, the stockholders of Rhodium have approved the Merger, the Merger has been effected pursuant to and in accordance with the terms and conditions set forth in the Merger Agreement and the other conditions to consummating the transactions contemplated by the Merger Agreement have been satisfied and such transactions are consummated, the Shares will have been duly authorized by SilverSun and when issued and delivered by SilverSun in accordance with the terms and conditions of the Merger Agreement and as contemplated by the Registration Statement and, in the case of the Derivative Securities, the terms of the overlying securities, the Shares will be validly issued, fully paid and non-assessable.

 The foregoing opinion is based on and is limited to the Delaware General Corporation Law (including the judicial decisions interpreting those laws currently in effect), and we express no opinion herein with respect to the effect or applicability of the laws of any other jurisdiction. The opinion expressed herein concerns only the effect of the laws (excluding the principles of conflict of laws) as currently in effect, and we assume no obligation to supplement the opinion expressed herein if any applicable laws change after the date that the Registration Statement becomes effective, or if we become aware of any facts that might change the opinion expressed herein subsequent to the date the Registration Statement becomes effective.

The opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion letter as an exhibit to SilverSun’s Registration Statement on Form S-4 and to the references to our firm under the caption “Legal Matters” in the proxy statement/prospectus included in the Registration Statement. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including Exhibit 5.1, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations promulgated thereunder. This opinion may not be relied upon for any other purpose, is not intended for the express or implied benefit of any third party other than former stockholders of Rhodium that receive the Shares in the Merger and is not to be used or relied upon for any other purpose, without our prior written consent in each instance.

Very truly yours,

/s/ Lucosky Brookman LLP

Lucosky Brookman LLP

3